Exhibit 10.30

ONCURE HOLDINGS, INC.

STOCKHOLDERS AGREEMENT

This Stockholders Agreement (this “Agreement”) is entered into as of the date set forth on the signature page attached hereto between OnCure Holdings, Inc., a Delaware corporation (the “Company”), and the stockholder listed on the signature page attached hereto (“Stockholder”).

RECITALS

WHEREAS, Stockholder is an employee, consultant, executive officer and/or director of the Company or one or more subsidiaries of the Company;

WHEREAS, the Company has issued to Stockholder shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), or Stockholder holds options to purchase shares of Common Stock; and

WHEREAS, the Company and Stockholder desire to enter into this Agreement to provide for certain matters with respect to the ownership and transfer by Stockholder of the shares of Common Stock now or hereafter issued or sold to Stockholder;

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1.       Definitions.  As used in this Agreement, the following capitalized terms shall have the following meanings:

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person.  For purpose of the foregoing, the terms “controls,” “controlling,” “controlled by” and “under common control with” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by agreement, or otherwise.

“Agreement” shall have the meaning set forth in the preamble.

“Board” means the Board of Directors of the Company.

“Business” shall mean the business of, or Person that is engaged in the business of, or any business activity that is the same as or similar to, or competitive (directly or indirectly) with the business of providing radiation therapy, medical oncology and related oncology services and providing physician practice management services for medical and radiation oncologists engaged in by the Company, its Subsidiaries and/or their respective Affiliates.

“Call Notice” shall have the meaning set forth in Section 4.3.

“Call Right” shall have the meaning set forth in Section 4.1.

“Capital Stock” means (i) any Common Stock, (ii) any Warrants, (iii) any Common Stock issued or issuable directly or indirectly upon exercise of Warrants, (iv) any other equity security that may be issued from time to time by the Company and (v) any equity security issued or issuable with respect to the securities referred to in clauses (i), (ii), (iii) and (iv) above by way of any dividend, split or the like, or in connection with a combination of shares, recapitalization, merger, consolidation, exchange or other reorganization.

“Cause” shall mean good cause to terminate an employee’s employment, a consultant’s engagement, and/or directorship, as the case may be, as determined in good faith by the Board or Compensation Committee of the Board in its absolute discretion, or if Stockholder is a party to a written employment agreement with the Company or its Subsidiary, then as such term is defined in the applicable agreement of Stockholder.

“Common Stock” shall have the meaning set forth in the recitals.

“Company” shall have the meaning set forth in the preamble.

“Company Activities” shall have the meaning set forth in Section 7.2(ii).

“Competitor” means any Person that is engaged in the Business.

“Confidential Information” shall mean all confidential and proprietary information of the Company and any of its subsidiaries, including, without limitation, the Company’s contractor, customer, supplier and vendor lists and information, marketing strategies, pricing policies or characteristics, product or product specifications, designs, software systems, leasing costs, cost of equipment, business or business prospects, plans, proposals, codes, marketing studies, research, reports, investigations, trade secrets or other information of similar character.  Confidential Information shall not include (i) information which is generally available to the public, (ii) information obtained by Stockholder from third persons other than employees or executives of the Company, its subsidiaries, the Company and the Company’s Affiliates not under agreement to maintain the confidentiality of the same, and (iii) information which is required to be disclosed by law or legal process.

“Covenants” shall have the meaning set forth in Section 7.4(i).

“Disability” means a physical or mental disability or infirmity that prevents the material performance by an individual of his duties to the Company lasting for ninety (90) days within a twelve (12) month period or a continuous period of six months or longer.  In the case of Stockholder who is a natural person and is employed by the Company, such duties shall be those as set forth in such person’s employment with the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Fair Market Value” shall have the meaning set forth in Section 4.2(iii).

“Family Group” means as to any natural Person, his or her current spouse, parents, parents-in-law, grandparents, children, siblings, and grandchildren, whether by marriage, birth or adoption, and any trust or estate, all of the beneficiaries of which consist of such Person or members of such Person’s Family Group.

“Genstar Approved Sale” shall have the meaning set forth in Section 3.1.

“Genstar Parties” means Genstar Capital Partners IV, L.P. and/or one or more of its Affiliates, and also shall include any Transferee of a Genstar Party who agrees to be bound by the terms of this Agreement pursuant to Section 2.3.

“Parties” means Stockholder and the Company.

“Permitted Transfer” shall have the meaning set forth in Section 2.1.

“Permitted Transferee” shall have the meaning set forth in Section 2.1.

“Person” means an individual, a partnership, limited partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, a business or charitable organization, an unincorporated organization, a governmental entity or any department, agency or political subdivision thereof or any other legal entity of any kind.

“Pro Rata Portion” shall have the meaning set forth in Section 3.4.

“Post-Termination Period” shall have the meaning set forth in Section 7.2(i).

“Public Offering” means the issuance and sale of equity securities of the Company to the public pursuant to a registration statement under the Securities Act which has been declared effective by the SEC.

“Qualified Public Offering” means a firmly underwritten Public Offering (which may be the initial Public Offering) as a result of which the common equity of the Company shall have an aggregate value, based on the price of such securities offered to the public, of at least $150,000,000; provided, however, that the term “Qualified Public Offering” shall not include any Public Offering (i) relating to any Capital Stock or other rights to acquire any such Capital Stock issued or granted or to be issued or granted primarily to directors, officers or employees of the Company, (ii) filed pursuant to Rule 145 under the Securities Act or any successor or similar provision, (iii) relating to any employee benefit plan or interests therein or (iv) relating solely to any shares of debt securities of the Company.

“Repurchase Price” shall have the meaning set forth in Section 4.2.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Stockholder” shall have the meaning set forth in the preamble.

“Subsidiary” of a Person, shall mean any other Person 50% or more of the voting stock (or of any other form of other voting or controlling equity interest in the case of a Person that is not a corporation) of which is beneficially owned by such Person (directly or indirectly through one or more Subsidiaries).

“Terminated Party Stock” shall have the meaning set forth in Section 4.1.

“Transfer” shall mean to, directly or indirectly, (i) sell, transfer, assign, gift, pledge, hypothecate, encumber or otherwise dispose of, (ii) issue, sell or grant any Warrant or other right to do or cause to be done any of the foregoing, (iii) enter into or grant any proxy with respect to any voting or similar arrangement (whether with or without consideration and whether voluntarily or by operation of law) or (iv) any other transfer of beneficial ownership whether voluntary or involuntary, including without limitation (i) as part of any liquidation of assets or (ii) as part of any reorganization pursuant to the United States or other bankruptcy laws or other similar debtor relief laws. “Transferred” shall have the correlative meaning.

“Warrants” means any warrants, options, any securities of the Company or any Subsidiary of the Company which are convertible into, or other contractual or purchase rights to acquire any, Common Stock or other equity securities issued, issuable or to be issued by the Company or any Subsidiary of the Company.

Section 2.       General Restrictions on Transfer of Capital Stock and Other General Provisions.

2.1           Transfer of Capital Stock.  Subject to this Section 2, Stockholder shall not Transfer any of its Capital Stock at any time without the prior written consent of the Board.  Notwithstanding the restrictions set forth in the immediately preceding sentence, but subject to Sections 2.2, 2.3 and 2.4, the following Transfers are permitted without the consent of the Board: (i) any Transfer of Capital Stock to the Company, a Genstar Party or any Affiliate thereof, (ii) any Transfer of Capital Stock by Stockholder who is a natural Person to a member of such transferor’s Family Group, provided that Stockholder retains the sole and exclusive right to vote and dispose of any Capital Stock so transferred, (iii) any Transfer of Capital Stock pursuant to applicable laws of descent and distribution, including to executors and administrators, (iv) any Transfer of Capital Stock pursuant to a Public Offering or pursuant to Rule 144 of the Securities Act, and (v)  any other Transfer completed in compliance with Section 3 hereof, each such Transfer, a “Permitted Transfer” and each such transferee, a “Permitted Transferee”).  Any attempt to Transfer any Capital Stock not in compliance with this Agreement shall be null and void and neither the Company nor any transfer agent shall give any effect in the Company’s stock records to such attempted Transfer.

2.2           Restrictions on Transfer.  Notwithstanding any contrary provision in this Agreement, any otherwise permitted Transfer to any Person shall be null and void if:

(i)            such Transfer may require the registration of such Transferred Capital Stock pursuant to any applicable federal or state securities laws;

(ii)           such Transfer may subject the Company to regulation under the Investment Company Act of 1940, the Investment Advisers Act of 1940 or the Employee Retirement Income Security Act of 1974, each as amended;

(iii)          such Transfer may result in a violation of applicable laws;

(iv)          such Transfer is made to any Person who lacks the legal right, power or capacity to own such Capital Stock;

(v)           such Transfer is made by Stockholder to a Competitor without the prior written consent of the Board, which consent may be given or withheld in the Board’s sole and absolute discretion; or

(vi)          the Company does not receive written instruments (including copies of any instruments of Transfer and such Person’s consent to be bound by this Agreement) that are in a form satisfactory to the Board (in its sole and absolute discretion).

2.3           Agreement to be Bound.  Any Transfer of Capital Stock by any holder thereof who is then a party to this Agreement shall be subject to the condition that the transferee shall agree in writing to be bound by the terms of this Agreement, and such transferee shall execute and deliver to the Company a counterpart of this Agreement.

2.4           Legends.  Each agreement or certificate (if any) evidencing any Capital Stock and each agreement or certificate (if any) issued in exchange for or upon the transfer of any Capital Stock shall be stamped or otherwise imprinted with legends in substantially the following form:

“THE SALE, TRANSFER, HYPOTHECATION, NEGOTIATION, PLEDGE, ASSIGNMENT, ENCUMBRANCE OR OTHER DISPOSITION OF THIS SHARE CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE RESTRICTED BY AND ARE SUBJECT TO ALL OF THE TERMS, CONDITIONS AND PROVISIONS OF A CERTAIN STOCKHOLDERS AGREEMENT, DATED AS OF [DATE SET FORTH ON THE SIGNATURE PAGE], BETWEEN THE COMPANY AND [NAME OF STOCKHOLDER] OF THE COMPANY PARTY THERETO, WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY.”

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR PURSUANT TO ANY STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT IN COMPLIANCE WITH THE REGISTRATION REQUIREMENTS OF THE SECURITIES

ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS.”

2.5           Termination.  Section 2.1 shall terminate upon the consummation of a Qualified Public Offering.

Section 3.       Bring-Along Rights.

3.1           Bring-Along Right.  If the Genstar Parties propose the Transfer, and the Board approves such Transfer, of Capital Stock to a purchaser that is not an Affiliate of any Genstar Party or the Company, in each case by way of any sale of Capital Stock, merger, consolidation, business combination, reorganization or recapitalization (each, a “Genstar Approved Sale”), Stockholder shall, upon the request of such Genstar Party, (i) vote for, consent to, raise no objections to, and take all actions required, necessary or desirable in connection with the consummation of the Genstar Approved Sale as requested by such Genstar Party; (ii) Transfer the Pro Rata Portion of its Capital Stock being Transferred in such Genstar Approved Sale on the same terms and conditions approved by the Board and applicable to such Transfer by the Genstar Parties (including the payment of the same consideration per share for each share of Capital Stock sold); and (iii) agree to become a party to any proposed agreement for the sale of such shares and to execute any agreement, certificate or other documents required to be executed in connection with such sale.  The Company shall provide Stockholder with written notice at least ten (10) business days prior to the proposed date of consummation of the Genstar Approved Sale, which notice shall describe in reasonable detail the proposed Genstar Approved Sale, including the identity of the proposed transferee, the amount (by class, series or type, as applicable) of Capital Stock proposed to be Transferred to the transferee, the consideration for each class, series or type of Capital Stock being Transferred, any other material terms of the proposed Transfer and the date the Genstar Approved Sale is proposed to be consummated.  If Stockholder fails to comply with the provisions of this Section 3.1, the Genstar Parties shall be entitled to treat such failure as a breach of this Agreement for which the Genstar Parties shall be entitled to specific performance and/or damages.

3.2           Conditions.  The obligations of Stockholder with respect to the Genstar Approved Sale are subject to the conditions that, upon the consummation of the Genstar Approved Sale, Stockholder shall have the right to receive the same form of consideration with respect to such Capital Stock as are received by the Genstar Parties.

3.3           Costs and Expenses.  Stockholder shall bear, and shall not be required to bear more than, his or her proportional share (based upon the consideration to be received for its Capital Stock to be Transferred) of the costs of such Genstar Approved Sale to the extent such costs are incurred for the benefit of all selling stockholders and are not otherwise paid by the Company or the acquiring party.  Costs incurred by Stockholder on his or her own behalf in connection with the Genstar Approved Sale will not be considered costs of the Genstar Approved Sale and shall be borne entirely by Stockholder.  Costs incurred by the Company, and costs incurred by the Genstar Parties for the collective benefit of all selling stockholders in connection with the Genstar Approved Sale and not otherwise paid by the acquiring party shall be borne by the Company.

3.4           Pro Rata Portion.  For purposes of this Section 3, “Pro Rata Portion” shall mean, a portion of such Stockholder’s Capital Stock equal to the product of (i) all of Stockholder’s Capital Stock multiplied by (ii) a fraction whose numerator is the total amount of Capital Stock being Transferred by the Genstar Parties in such Genstar Approved Sale and whose denominator is the total amount of Capital Stock then held (prior to giving effect to such Genstar Approved Sale) by the Genstar Parties.

3.5           Exclusions.  This Section 3 shall not apply to any Permitted Transfers (excluding clause (v) of the definition of Permitted Transfers).

3.6           Termination.  This Section 3 shall terminate upon the consummation of a Qualified Public Offering.

Section 4.       Call Right; Purchase Price.

4.1           Call Right.  In the event that Stockholder ceases to be an employee and/or a director of the Company or a Subsidiary of the Company, or in the event that a Stockholder who is a consultant of the Company or a Subsidiary ceases to be a consultant of the Company or a Subsidiary, whether by reason of voluntary or involuntary termination, death or Disability, or dissolution or liquidation, as the case may be, or otherwise (the date of the occurrence of the foregoing being referred to as the “Termination Date”), the shares of Common Stock, and any other securities of the Company, owned by Stockholder, whether held by Stockholder or one or more transferees referred to above in Sections 2.1 (the “Terminated Party Stock”), shall be subject to repurchase by the Company (the “Call Right”) to be exercised in the Company’s sole discretion.

4.2           Purchase Price.  The repurchase price for Terminated Party Stock payable by the Company or its designee upon exercise of the Call Right (collectively referred to as the “Repurchase Price”) shall be as follows:

(i)            in the event Stockholder ceases to be an employee, director or consultant for any reason other than for Cause, the Fair Market Value of the Terminated Party Stock subject to the Call Right on the date of the Call Notice (less any applicable exercise price); and

(ii)           in the event the employment, directorship or consulting arrangement of Stockholder is terminated by the Company or any of its Subsidiaries, as applicable, for Cause, the lesser of (A) the Fair Market Value of the Terminated Party Stock subject to the Call Right on the date of the Call Notice (less any applicable exercise price) and (B) the aggregate price paid for such Terminated Party Stock by Stockholder.

(iii)          The “Fair Market Value” of the Terminated Party Stock shall be determined in good faith by the Compensation Committee of the Board or the Board.

4.3           Call Notice.  The Call Right shall be exercised by written notice (the “Call Notice”) to Stockholder within nine (9) months after the Termination Date, setting forth the terms of the repurchase, including the Repurchase Price.  The repurchase of Terminated

Party Stock pursuant to the exercise of a Call Right shall take place no later than sixty (60) days following the date of the Call Notice.  On such date, Stockholder shall transfer the Terminated Party Stock subject to the Call Notice to the Company or its designee, free and clear of all liens and encumbrances, by delivering to the Company the certificates representing the Terminated Party Stock to be purchased, duly endorsed for transfer to the Company or its designee or accompanied by a stock power duly executed in blank, and the Company or its designee shall pay to Stockholder the Repurchase Price.  The Company and Stockholder each shall use his, her or its reasonable efforts to expedite all proceedings contemplated hereunder to obtain a determination of the Repurchase Price of the Terminated Party Stock at the earliest practicable date.

Section 5.       Board of Directors.  From and after the date hereof, Stockholder shall vote all of his, her or its Capital Stock which are voting shares and any other voting securities of the Company over which Stockholder has voting control and shall take all other necessary or desirable actions within his or her control (whether in his, her or its capacity as Stockholder, director, or officer of the Company or otherwise, and including, without limitation, attendance at meetings in Person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings) to elect to the Board one or more individuals nominated by the Board and to remove from the Board (with or without cause) any Board member as directed by a majority of the Board or holders of a majority of the Capital Stock.  Section 5 shall terminate upon the consummation of a Qualified Public Offering.

Section 6.       Representations and Warranties by Stockholder.  Stockholder represents and warrants that:  Stockholder has full legal capacity, power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and this Agreement has been duly authorized, executed and delivered by Stockholder and this Agreement is the legal, valid and binding obligation of Stockholder, enforceable against it in accordance with the terms hereof and thereof, subject to (i) the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer, preferential transfer or distribution laws and other similar laws now or hereafter in effect relating to or affecting the rights of creditors generally; and (ii) the effect of (a) general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law and (b) the discretion of any court in which an action is brought.

Section 7.       Covenants.

7.1           Records and Confidential Data.

(i)            Acknowledgement. Stockholder acknowledges that, in connection with the performance of his or her duties for the Company as an employee, consultant, executive officer and/or director under the terms of this Agreement, that the Company has made and will make available to Stockholder, or Stockholder will have access to, certain Confidential Information of the Company and its Affiliates.  Stockholder acknowledges and agrees that any and all Confidential Information learned or obtained by Stockholder during the course of Stockholder’s employment, engagement or directorship with the Company or otherwise (including, without limitation, information that Stockholder obtained through or in connection with Stockholder’s employment, consultancy and/or directorship with the Company prior to the date hereof) whether developed by Stockholder alone or in conjunction with others or otherwise, shall be and is the property of the Company and its Affiliates.

(ii)           Confidentiality Obligations.  Stockholder shall at all times keep all Confidential Information confidential and will not use such Confidential Information other than in connection with Stockholder’s discharge of Stockholder’s duties to the Company and its Affiliates, and will safeguard the Confidential Information from unauthorized disclosure.  This covenant is not intended to, and does not limit in any way Stockholder’s duties and obligations to the Company under statutory and common law not to disclose or make personal use of the Confidential Information or trade secrets.

(iii)          Return of Confidential Information.  Promptly, but no later than five (5) business days following the termination of Stockholder’s employment, consulting engagement or directorship with the Company, Stockholder will return to the Company all written Confidential Information which has been provided to Stockholder and Stockholder will destroy all copies of any financial records, patient lists, marketing documents and all other documents prepared by Stockholder or for Stockholder’s use containing or reflecting any Confidential Information.  Stockholder shall, upon written request of the Company and within five (5) business days of the receipt of such request by Stockholder, deliver to the Company a document certifying that such written Confidential Information has been returned or destroyed in accordance with this Section 7.1(iii).

7.2           Additional Covenants.

(i)            No Diversion.  Stockholder covenants and agrees that (A) during Stockholder’s employment, consulting engagement and/or directorship with the Company, and (B) for one (1) year following termination of Stockholder’s employment, consulting engagement and/or directorship (the “Post-Termination Period”), Stockholder shall not intentionally divert or attempt to divert or take advantage of or attempt to take advantage of any actual or potential business opportunities of the Company in which it has a current interest or expectancy (e.g., joint ventures, other business combinations, investment opportunities, relationships with contractors, customers, suppliers and vendors of the Company, and other similar opportunities) which Stockholder became aware of as the result of and during Stockholder’s employment, consulting engagement and/or directorship with the Company.  Notwithstanding anything to the contrary in the foregoing, this shall not limit Stockholder from investing in or serving on the board of directors of any entity that is not engaged in the Business.

(ii)           Non-Competition.  Stockholder acknowledges and agrees that the Company’s Confidential Information is an important business asset, and that if Stockholder were to work for or engage in any activity competitive with the Company, that it is likely that Stockholder would use or disclose Confidential Information.  In addition, Stockholder acknowledges and agrees that he or she has and will continue to play an integral role in the development and maintenance of goodwill between the

Company and its customers.  Accordingly, in order to protect the Company’s Confidential Information and customer goodwill, Stockholder covenants and agrees that (A) during Stockholder’s employment, consulting engagement and/or directorship with the Company, and (B) for the Post-Termination Period, Stockholder shall not knowingly directly or indirectly own an interest in, operate, join, control, advise, consult to, work for, serve as a director or manager of, have a financial interest in, or participate in any corporation, partnership, proprietorship, firm, association, person, or other entity that engages (or engaged) in the Business (“Company Activities”).  This Covenant applies to Company Activities in any territory or jurisdiction in which the Company is doing business or is making an active effort to do business during the term of Stockholder’s service and during the Post-Termination Period.  This Covenant does not prohibit the mere passive ownership of less than two percent (2%) of the outstanding stock of any public corporation as long as Stockholder is not otherwise in violation of this Covenant.

(iii)          Non-Recruitment.  Stockholder agrees that the Company has invested substantial time and effort in assembling its present workforce. Accordingly, Stockholder covenants and agrees that during Stockholder’s employment, consulting engagement and/or directorship with the Company and for the Post-Termination Period, Stockholder shall not directly or indirectly entice or solicit any of the Company’s employees or contractors to leave their employment or engagement with the Company and, for the Post-Termination Period, Stockholder shall not hire any person employed by the Company during the twelve (12) month period prior to the date of termination of Stockholder’s employment, consulting engagement and/or directorship with the Company.

7.3           Effect of Other Agreements.  If Stockholder has entered into or enters into a separate written non-competition and/or confidentiality agreement with the Company or any of its Subsidiaries, then such agreement supersedes Sections 7.1 and 7.2 of this Agreement so long as such agreement remains in effect.

7.4           Enforcement of the Covenants.

(i)            Remedies.  Stockholder acknowledges that should he violate any of the covenants contained in Sections 7.1 and 7.2 above (collectively “Covenants”), it will be difficult to determine the resulting damages to the Company and, in addition to any other remedies the Company may have, the Company shall be entitled to seek temporary injunctive relief without being required to post a bond and permanent injunctive relief without the necessity of proving actual damage.  The Company may elect to seek one or more of these remedies at the Company’s sole discretion on a case by case basis.  Failure to seek any or all remedies in one case shall not restrict the Company from seeking any remedies in another situation.  Such action by the Company shall not constitute a waiver of any of the Company’s rights.  Stockholder acknowledges and agrees that any breach of any of the Covenants during the period of Stockholder’s employment, consulting engagement and/or directorship with the Company shall be grounds for immediate termination for Cause.

(ii)           Severability and Modification of Any Unenforceable Covenant.  It is the parties’ intent that each of the Covenants be read and interpreted with every reasonable inference given to its enforceability.  However, it is also the parties’ intent that if any term, provision or condition of the Covenants is held to be invalid, void or unenforceable, the remainder of the provisions thereof shall remain in full force and effect and shall in no way be affected, impaired or invalidated.  Finally, it is also the parties’ intent that if it is determined that any of the Covenants are unenforceable because of overbreadth, then the Covenants shall be modified so as to make such Covenants reasonable and enforceable under the prevailing circumstances.

(iii)          Tolling.  In the event of the breach by Stockholder of any Covenant, the running of the period of restriction shall be automatically tolled and suspended for the amount of time that the breach continues, and shall automatically recommence when the breach is remedied so that the Company shall receive the benefit of Stockholder’s compliance with the Covenants.  This Section 7.4(iii) shall not apply to any period for which the Company is awarded and receives actual monetary damages for breach by Stockholder of a Covenant with respect to which this Section 7.4(iii) applies.

(iv)          Construction.  Any reference to the Company in this Section 7 shall include the Company and all of its Subsidiaries.

Section 8.       Miscellaneous.

8.1           Dividends, Splits, Other Recapitalizations, Etc.  The provisions of this Agreement shall apply to the Capital Stock and any and all other equity interests evidencing ownership interests in any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or in substitution of any Capital Stock, by reason of any dividend, split, reverse split, combination, recapitalization, liquidation, reclassification, merger, consolidation or otherwise.

8.2           No Assignments; Binding Effect.  Neither this Agreement nor any of the rights or obligations hereunder may be assigned by any Party except in accordance with the terms hereof.  The provisions of this Agreement shall be binding upon and accrue to the benefit of the Parties hereto and their respective heirs, legal representatives, successors and permitted assigns.  No transferee (including Permitted Transferees) shall derive any rights under this Agreement unless and until such transferee has delivered to the Company a counterpart signature page to this Agreement and a written, valid and binding agreement to be bound by the terms of this Agreement.

8.3           Amendments.  Amendments may be made to this Agreement from time to time by the Board, without the consent of Stockholder, including, but not limited to amendments: (i) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein; (ii) to make any other provisions with respect to matters or questions arising under this Agreement that are not inconsistent with the provisions of this Agreement; (iii) to delete or add any provision of this Agreement required to be so deleted or added by any federal or state official, which addition or deletion is deemed by such official to be for the benefit or protection of all of Stockholder; and (iv) in connection with the issuance of

Capital Stock to any additional Stockholder, including to reflect the admission as Stockholder to this Agreement; provided that this Agreement may not be amended in a manner which adversely and disproportionately affects the interests of Stockholder (relative to other stockholders who have entered into a stockholders agreement with the Company similar to this Agreement) without the consent of Stockholder.

8.4           Notices.  Any notice, consent, payment, demand, or communication required or permitted to be given by any provision of this Agreement shall be in writing and shall be delivered personally to the Person or to an officer of the Person to whom the same is directed or sent by facsimile or registered or certified mail, return receipt requested, postage prepaid, addressed as follows: if to the Company, to the Company at the address set forth below, or to such other address as the Company may from time to time specify by notice to Stockholder; if to Stockholder, to Stockholder at the address set forth below or to such other address as Stockholder may from time to time specify by notice to the Company.  Any such notice shall be deemed to be delivered, given and received for all purposes as of: (i) the date so delivered, if delivered personally, (ii) upon confirmed receipt, if sent by facsimile or (iii) on the date of receipt or refusal indicated on the return receipt, if sent by registered or certified mail, return receipt requested, postage and charges prepaid and properly addressed.  Subject to the foregoing, notice shall be sent:

If to Stockholder, addressed to:

the address set forth on the signature page attached hereto.

If the Company, addressed to:

OnCure Holdings, Inc.
c/o Genstar Capital, L.L.C.
Four Embarcadero Center, Suite 1900
San Francisco, CA 94111
Attention:  Robert J. Weltman
Telecopy:  (415) 834-2383

8.5           Governing Law.  This Agreement, including its existence, validity, construction, and operating effect, and the rights of each of the parties hereto, shall be governed by and construed in accordance with the laws of the State of Delaware without regard to otherwise governing principles of choice of law or conflicts of law.

8.6           Dispute Resolution; Venue.  The parties hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Chancery Court of the State of Delaware, (ii) consent to submit to the exclusive jurisdiction of the Chancery Court of the State of Delaware for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) waive any objection to the laying of venue of any such action or proceeding in the Chancery Court of the State of Delaware and (iv) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Chancery Court of the State of Delaware has been brought in an improper or otherwise inconvenient forum.  EACH OF THE PARTIES HERETO WAIVES

ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT, OR OTHERWISE) RELATED TO OR ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREUNDER.

8.7           Remedies.  Stockholder acknowledges that if any disputes arise out of or relate to a breach of this Agreement by Stockholder, the Company (i) would be irreparably and immediately harmed by such breach, (ii) could not be made whole by monetary damages and (iii) shall be entitled to temporary and permanent injunctions (or their functional equivalents) to prevent any such breach and/or to compel specific performance with this Agreement, in addition to all other remedies to which such parties may be entitled at law or in equity (in each case, without posting a bond or other security).

8.8           Cumulative Remedies.  All rights and remedies of each Party are cumulative of each other and of every other right or remedy such Party may otherwise have at law or in equity, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

8.9           Invalidity.  If any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

8.10         Interpretation.  All references herein to Sections shall be deemed to be references to Sections to this Agreement unless the context shall otherwise require.  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  The term “or” is not exclusive.  The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.”  The words “date hereof” shall refer to the date set forth on the cover page of this Agreement.  All accounting terms not defined in this Agreement shall have the meanings determined by United States generally accepted accounting principles as in effect from time to time.  The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  Unless otherwise expressly provided herein, any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein.

8.11         No Third Party Beneficiaries.  None of the provisions of this Agreement shall be for the benefit of or be enforceable by any creditor of the Company or by any creditor of Stockholder.  Except as set forth in Section 3.1, this Agreement is not intended to confer any rights or remedies hereunder upon, and shall not be enforceable by, any Person other than the parties hereto.

8.12         Independent Legal Advice.  Stockholder acknowledges that the Company has recommended to him, her or it that he, she or it obtain individual, independent legal advice concerning the terms of this Agreement and the advisability of entering into this Agreement prior to executing it.

8.13         No Additional Rights.  Nothing contained in this Agreement (i) obligates the Company or any Affiliate of the Company to employ Stockholder in any capacity whatsoever; (ii) confers upon Stockholder the right to continue to serve as a director or consultant; (iii) prohibits or restricts the Company or any Affiliate of the Company from terminating the employment, if any, of Stockholder at any time or for any reason whatsoever, with or without cause; (iv) prohibits or restricts the Company or any Affiliate from terminating a consultant’s service at any time for any reason with or without cause, except to the extent expressly provided otherwise in writing; or (v) restricts in any way the rights of Stockholder of the Company or any of its Subsidiaries to remove Stockholder as a director at any time for any reason whatsoever.  Stockholder hereby acknowledges and agrees that neither the Company, any of its Subsidiaries nor any other person has made any representations or promises whatsoever concerning Stockholder’s employment, consultancy or directorship, or continued employment or consultancy by the Company or any Affiliate of the Company, except pursuant to any employment agreement by and between Stockholder and the Company or any Affiliate of the Company in effect from time to time for so long as this Agreement remains in effect.

8.14         Offsets.  The Company shall be permitted to offset and reduce from any amounts payable to Stockholder the amount of any indebtedness or other obligation or payment owing to the Company by Stockholder.  The Company shall provide Stockholder a detailed statement of the basis for any amount withheld signed by an officer of the Company.

8.15         Multiple Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Counterparts may be delivered by telecopy transmission.

[Signature page follows]

IN WITNESS WHEREOF, the Parties hereto have caused this Stockholders Agreement to be duly executed on their respective behalf, by their respective officers thereunto duly authorized, all as of                            .

ONCURE HOLDINGS, INC.

By:
Name:
Title: President and Chief Executive Officer

STOCKHOLDER

Name:
Address:

Telecopy:

[Signature Page to Stockholders Agreement]